Exhibit 24

LIMITED POWER OF ATTORNEY

The undersigned, ALLIANZ FUND INVESTMENTS, INC., a company duly organized under the laws of the State of Delaware (the "Company"), does hereby make, constitute and appoint each of Erik Nelson, Associate General Counsel, Senior Counsel, Brandi Hoffmann, Associate General Counsel, Senior Counsel, and James Nelson, Vice President, Deputy General Counsel, each an employee or officer of Allianz Life Insurance Company of North America, each acting individually, as its true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(A)    prepare, execute, acknowledge, deliver and file United States Securities and Exchange Commission (“SEC”) Forms 3, 4, 5, 13D, 13F, 13G and 13H (including any amendments or successor forms thereto or any related documentation such as any EDGAR or other filing submission requirements) with the SEC as considered necessary or advisable under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time; and
(B)    perform any and all other acts which in the discretion of any such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that any such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of May, 2021.

For and on behalf of Allianz Fund Investments, Inc.

/s/ William Gaumond
William Gaumond, President

/s/ Todd Hedtk
Todd Hedtke, Vice President and Treasurer